                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              NOVOSTE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF NOVOSTE]
                                                             Novoste Corporation
                                                   3890 Steve Reynolds Boulevard
                                                         Norcross, Georgia 30093
                                                                  (770) 717-0904

     Dear Novoste Shareholder:

     On Thursday, June 14, 2001, Novoste Corporation will hold its 2001 Annual Meeting of Shareholders at the Ritz-Carlton Buckhead, 3434 Peachtree Road, in Atlanta, Georgia. The meeting will begin at 8:30 a.m.

     Only holders of common stock as of the close of business on April 23, 2001 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

     1. Election of two (2) Class II directors to serve until the 2004 Annual Meeting of Shareholders;

     2.   Approval of the Novoste Corporation 2001 Stock Plan;

     3. Approval of an amendment to the Novoste Corporation Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under that Plan from 100,000 to 250,000 shares;

     4. Ratification of the reappointment of Ernst & Young LLP as our independent auditors for fiscal year 2001; and

     5.   Any other business properly presented at the meeting.

     At the meeting we will also report on Novoste's 2000 business results and other matters of interest to shareholders.

     Your Board of Directors recommends that you vote in favor of proposals 1 through 4 above as further outlined in this proxy statement. This proxy statement also provides information relating to our Board and its committees, discusses our compensation practices and philosophy, and describes the Audit Committee's recommendation to the Board regarding our 2000 financial statements. We encourage you to read these materials carefully.

     Whether or not you expect to attend the meeting, we urge you to vote promptly.

     The approximate date of mailing for this proxy statement and card as well as a copy of Novoste's 2000 Annual Report is May 2, 2001. For further information about Novoste, please visit our web site at www.novoste.com.

                                       By Order of the Board of Directors,


                                       /s/ DANIEL G. HALL
                                       ------------------
                                       Daniel G. Hall
                                       Corporate Secretary
                                       April 25, 2001

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS.................................................    2
PROPOSALS ON WHICH YOU MAY VOTE.......................................    6
     ELECTION OF DIRECTORS............................................    6
     APPROVAL OF NOVOSTE CORPORATION 2001 STOCK PLAN..................    6
     APPROVAL OF AMENDMENT TO NOVOSTE'S EMPLOYEE STOCK PURCHASE PLAN.. 11 RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP
          AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001............   16
NOMINEES FOR THE BOARD OF DIRECTORS...................................   17
INFORMATION RELATING TO THE BOARD OF DIRECTORS AND ITS COMMITTEES.....   20
COMPENSATION OF DIRECTORS.............................................   20
SECURITY OWNERSHIP OF MANAGEMENT......................................   21
STOCK PERFORMANCE GRAPH...............................................   22
AUDIT COMMITTEE REPORT................................................   23
EXECUTIVE COMPENSATION: REPORT OF STOCK OPTION
     AND COMPENSATION COMMITTEE.......................................   24
EXECUTIVE COMPENSATION................................................   26
     SUMMARY COMPENSATION TABLE.......................................   26
     OPTION GRANTS IN 2000............................................   27
     AGGREGATED OPTION EXERCISES IN 2000 AND OPTION
          VALUES AT DECEMBER 31, 2000.................................   27
     EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER................   28
SECTION 16 PROXY STATEMENT DISCLOSURE.................................   29

         Exhibit A: Novoste Corporation 2001 Stock Plan...............  A-1

         Exhibit B: Novoste Corporation Employee Stock Purchase Plan..  B-1

         Exhibit C: Novoste Corporation Audit Committee Charter.......  C-1

                             QUESTIONS AND ANSWERS

1.  Q:  Who is entitled to vote?

    A: Shareholders as of the close of business on the record date, April 23, 2001, are entitled to vote at the Annual Meeting.

2.  Q:  What may I vote on?

    A:  At the meeting we will consider proposals:

        (1) The election of two directors;

        (2) The approval of the Novoste Corporation 2001 Stock Plan;

        (3) The approval of the amendment to the Novoste Corporation Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under that Plan from 100,000 to 250,000 shares; and

        (4) Ratification of the reappointment of Ernst & Young LLP as Novoste's independent auditors for fiscal year 2001.

        Each of these matters is discussed in further detail in the "Proposals On Which You May Vote" section of this proxy statement.

3.  Q:  How does the Board recommend I vote on the proposals?

    A: The Board recommends you vote FOR each of the proposals listed in Question 2 above.

4.  Q:  How do I cast my vote?

    A: There are four different ways you may cast your vote this year. You may vote by:

               (1) marking, signing, dating, and mailing each proxy card or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the first four proposals; or

               (2) telephone, using the toll-free number listed on each vote instruction card (if your shares are held by a bank or broker); or

               (3) the Internet, at the address provided on each vote instruction card (if your shares are held by a bank or broker); or

               (4) attending the meeting (if your shares are registered directly in your name on Novoste's books and not held through a broker, bank or other nominee).

        If you are the registered shareholder (that is, if you hold a paper certificate instead of holding shares electronically in your brokerage account), you cannot vote by telephone or electronically through the Internet because we have not instituted any mechanism for telephone or electronic voting.

        If your shares are held in "street name" (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please check your voting instruction card to determine whether you will be able to vote by telephone or electronically.

5.  Q:  How do I revoke or change my vote?

    A:  To revoke or change your vote:

        (1) notify Novoste's Corporate Secretary in writing at any time before the meeting;

        (2) submit a later dated proxy by mail or if your shares are held in "street name," by mail, telephone, or via the Internet; or

        (3) vote in person at the meeting (if your shares are registered directly in your name on Novoste's books and not held through a broker, bank, or other nominee).

        The latest dated, properly completed proxy that you submit will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

6.  Q:  What shares are included on the proxy or vote instruction card(s)?

    A: The shares on your proxy or vote instruction card(s) represent those shares registered directly in your name.

7.  Q:  What does it mean if I get more than one proxy or vote instruction?

    A: If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or, if you hold your shares in street name, vote by telephone or the Internet) to ensure that all of your shares are voted.

8.  Q:  How many shares can vote?

    A: As of the April 23, 2001 record date, 16,154,292 shares of Novoste Common Stock were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held as of the record date.

9.  Q:  What is a "quorum"?

    A: A "quorum" is a majority of the outstanding shares at the close of business on the record date. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting. If a quorum is present, the plurality vote of the total votes cast by the holders of Common Stock is required to elect the two (2) Class II Directors. The approval of the 2001 Stock Plan, the amendment to the Employee Stock Purchase Plan and the ratification of the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001 will require the affirmative vote of a majority of the total votes cast on the proposal.

        Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present for quorum purposes.

        Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes are counted as shares present for quorum purposes, but do not count as votes for or against a proposal.

10. Q:  How will voting on any other business be conducted?

    A: Although we do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy gives authority to Thomas D. Weldon, Novoste's Chairman, and William A. Hawkins, Novoste's Chief Executive Officer and President, to vote on such matters at their discretion.

11. Q:  Does any shareholder own more than 5% of Novoste's Common Stock?

    A: As of December 31, 2000, these shareholders have reported the following ownership of Novoste's Common Stock:

----------------------------------------------------------------------------------------------
                                                                             Percent of
Shareholder Name and Address                              Shares         Outstanding Shares
----------------------------------------------------------------------------------------------
Invista Capital Management, LLC
699 Walnut
1900 Hub Tower
Des Moines, IA  50392-0088

Principal Mutual Holding Company
711 High Street
Des Moines, IA  50392-0088                                   893,544            5.56%
----------------------------------------------------------------------------------------------
FMR Corp.
82 Devonshire Street
Boston, MA  02109                                          2,408,655           14.99%
----------------------------------------------------------------------------------------------
Provident Investment Counsel, Inc.
300 North Lake Avenue
Pasedena, CA  91101-4022                                     863,450            5.37%
----------------------------------------------------------------------------------------------
Merrill Lynch & Co., Inc.
World Financial Center
North Tower
250 Vesey Street
New York, NY 10381                                         1,292,948            8.05%
----------------------------------------------------------------------------------------------

12. Q:  When are the shareholder proposals for the 2002 Annual Meeting due?

    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Daniel G. Hall, Corporate Secretary, Novoste Corporation, 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093 by December 31, 2001. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

        The deadline for submission of shareholder proposals to be presented at the 2002 annual meeting, but which will not be included in the proxy materials relating to such meeting, is March 15, 2002. Any such proposal received after this date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

13. Q: How may this proxy be solicited and who is bearing the cost of this proxy solicitation?

    A: Proxies may be solicited on behalf of the Board by mail, telephone and telecopy or in person and the Company will pay the solicitation costs, which include the cost of printing and the distribution of proxy materials and the solicitation of votes. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

                        PROPOSALS ON WHICH YOU MAY VOTE

1.   ELECTION OF DIRECTORS

     Under our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors (Classes I, II and III), each of which has a three-year term. The Class II Directors have a term that expires at this Annual Meeting, the Class III Directors have a term expiring at the 2002 Annual Meeting of the Shareholders, and the Class I Directors have a term expiring at the 2003 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, the successors to directors of a class whose term then expires are elected to serve for a three-year term.

     The Amended and Restated Articles of Incorporation provide that the number of directors will be fixed from time to time exclusively by the Board of Directors, but shall consist of not more than 12 nor less than 6 directors with no class of directors consisting of more than 4 nor less than 2 directors. A vacancy on the Board may be filled by vote of a majority of the Board of Directors then in office and shall serve until the next Annual Meeting of Shareholders. Each Class of Directors currently consists of three directors, but the number of Directors in Class II will be reduced to two as of the Annual Meeting.

     Pieter J. Schiller, who has served as a Director of the Novoste since March 1996, has announced his intention to not stand for reelection to the Board on June 14, 2001. The two nominees for election this year, William A. Hawkins and Donald C. Harrison, M.D., currently serve on the Board. Mr. Hawkins was first elected by the shareholders at the 1998 Annual Meeting of Shareholders and Dr. Harrison joined the Board in December 1998 and was elected by the Shareholders at the 1999 Annual Meeting of Shareholders to serve the balance of the three-year term as a Class II Director. Detailed information on each nominee is provided on page 18 and additional information regarding the Board of Directors is provided on pages 19 through 22 and page 30. In the event either nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

     If a quorum is present, a plurality vote of the total votes cast by the holders of Common Stock is required to elect the two (2) Class II Directors.

     Your Board of Directors unanimously recommends a vote FOR each of these directors.

2.   APPROVAL OF THE NOVOSTE CORPORATION 2001 STOCK PLAN

     General

     On April 12, 2001, the Board of Directors adopted the 2001 Stock Plan (the "Stock Plan"), subject to shareholder approval. The Stock Plan provides for the grant of stock options and other stock-based awards to employees, officers, consultants, independent contractors and Directors providing services to Novoste and its subsidiaries as determined by the Board of Directors or by a committee of Directors designated by the Board of Directors to administer the Stock Plan. As of the record date, were 2,395,785 options outstanding under the Amended and Restated Stock Option Plan and Non-Employee Director Stock Option Plan with a weighted average exercise price of $19.37 per share. If the Stock Plan is approved by shareholders, Novoste will not grant any further options under either its Amended and Restated Stock Option Plan or its Non-Employee Director Stock Option Plan. Novoste intends to file a registration statement on Form S-8 covering the securities to be issued under the Stock Plan.

     The following summary of the Stock Plan is qualified in its entirety by reference to the full text of the Stock Plan, which is attached to this Proxy Statement as Exhibit A.

     Summary of the Stock Plan

     . Purpose. The purpose of the Stock Plan is to promote the interests of Novoste and its shareholders by aiding Novoste in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of contributing to the future success of Novoste, to offer such persons incentives to put forth maximum efforts for the success of Novoste's business and to afford such persons an opportunity to acquire a proprietary interest in Novoste.

     . Administration. The Stock Option and Compensation Committee (the "Compensation Committee") has been designated by the Board of Directors to administer the Stock Plan. The Compensation Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Stock Plan. Subject to the provisions of the Stock Plan, the Compensation Committee may amend or waive the terms and conditions of an outstanding award. The Compensation Committee will have full authority to interpret the Stock Plan and establish rules and regulations for the administration of the Stock Plan. The Compensation Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise, the Compensation Committee's powers and duties under the Stock Plan.

     . Eligibility. Any employee, officer, consultant, independent contractor or Director providing services to Novoste and its subsidiaries will be eligible to be selected by the Compensation Committee to receive awards under the Stock Plan. As of December 31, 2000, there were approximately 250 persons who were eligible as a class to be selected by the Compensation Committee to receive awards under the Stock Plan.

     . Number of Shares. The Stock Plan provides for the issuance of up to 1,250,000 shares of Common Stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase shares of Common Stock or other securities of Novoste to all holders of Common Stock pro rata whether as a dividend or otherwise or other similar changes in the corporate structure or stock of Novoste. Shares of Common Stock subject to awards under the Stock Plan, which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Stock Plan. Shares of Common Stock used by a participant as full or partial payment to Novoste of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will also be available for awards under the Stock Plan. The shares of Common Stock issued under the Stock Plan may be authorized but unissued shares or shares acquired on the open market or otherwise. The closing price of Novoste's Common Stock on April 25, 2001 was $18.70.

     . No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Common Stock, of more than 400,000 shares in the aggregate in any calendar year.

     . Types of Awards and Certain Terms and Conditions. The types of awards that may be granted under the Stock Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Stock Plan, awards will not be transferable other than through a gift or domestic relations order or by will or by the laws of descent and distribution or in the case of any award that is not an incentive stock option, to family members (as defined in the Stock Option Agreement). During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted or a permitted assignee. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by Novoste for the grant of awards under the Stock Plan will be the participant's past, present or expected future contributions to Novoste.

     .  Stock Options. Incentive stock options meeting the requirements of
        Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the Stock Plan. The Compensation Committee will determine the exercise price of any option granted under the Stock Plan, provided however that the exercise price of Incentive Stock Options will be the fair market value of the Common Shares on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including (with or limited exception) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. The Compensation Committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of Common Stock. The reload option would be for that number of shares surrendered or withheld.

     . Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment may be made in cash or shares of Common Stock, or other form of payment, as determined by the Compensation Committee.

     . Restricted Stock and Restricted Stock Units. The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the Stock Plan will be evidenced by stock certificates, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock and may include, if so determined by the Compensation Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The

        Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

     . Performance Awards. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

     . Other Stock Grants. The Compensation Committee may otherwise grant shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purpose of the Stock Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.

     . Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purpose of the Stock Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for shares of Common Stock or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall be the fair market value of such shares or other securities as of the date such purchase right is granted.

     . Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the Stock Plan after April 11, 2011. The Stock Plan permits the Compensation Committee to amend, alter, suspend, discontinue or terminate the Stock Plan at any time, except that prior shareholder approval will be required for any amendment to the Stock Plan that (1) requires shareholder approval under the rules or regulations of the Nasdaq Stock Market(sm) or any securities exchange that are applicable to Novoste,
        (2) that would cause Novoste to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Stock Plan, (3) decreases the grant or exercise price of any Option to less than the Fair Market Value on the date of the grant or (4) increases the total number of shares of Common Stock that may be issued under the Plan.

Federal Tax Consequences

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Plan.

     . Stock Options and Stock Appreciation Rights. The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Novoste will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and Novoste will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by Novoste. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to Novoste in connection with disposition of shares acquired under an option, except that Novoste may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

     . Other Awards. With respect to other awards granted under the Stock Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and Novoste will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and Novoste will be entitled at that time to a tax deduction for the same amount.

     . Satisfaction of Tax Obligations. Under the Stock Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to Novoste to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Novoste will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

     . Section 162(m) Requirements. The Stock Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

New Plan Benefits

     Incentive Stock Options to purchase an aggregate of 101,000 shares (issued to William A. Hawkins, Richard diMonda, Cheryl R. Johnson, Adam Lowe and five other Novoste executive officers who are not named in the "Summary Compensation Table"), which were issued on April 12, 2001 at an exercise price of $14.71 per share, have been issued subject to shareholder approval of the Stock Plan. Given this contingency, the Company will incur a non-cash compensation charge relating to these options to the extent that, on the date shareholders approve the Stock Plan, the fair market value of the Common Stock is greater than the exercise price of these options. Assuming the Plan is approved and using as an example a fair market value of $18.70 per share of common stock (the closing sale price on April 25, 2001, the most recent practical date prior to the printing of this Proxy Statement, as reported by the Nasdaq National Market), the non-cash compensation charge with respect to the foregoing options to purchase an aggregate of 101,000 shares would total $402,990, or an average of approximately $100,748 per year over the four-year vesting periods of these options, commencing in 2001.

     The following table summarizes the value of the options granted to  William
     A. Hawkins, Richard diMonda, Cheryl R. Johnson, Adam Lowe and five Novoste Executive Officers who are not named in the "Summary Compensation Table", subject to approval of the Stock Plan by the shareholders:

                               NEW PLAN BENEFITS

                                2001 Stock Plan

     Name and Position                Dollar Value (1)  Number of Shares (2)
     -----------------                ----------------  ---------------------

     William A. Hawkins                   $ 99,750              25,000 (3)
      President & CEO

     Richard diMonda                      $  3,990               1,000
      VP, Marketing & Clinical

     Cheryl R. Johnson                    $ 19,950               5,000
      VP, Investor Relations

     Adam G. Lowe                         $ 39,900              10,000
      VP, Quality & Regulatory

     All Executive Officers as
      A Group (9 persons)                 $402,990             101,000

     (1) Equal to the difference between the $18.70 per share closing sale price of the Common Stock on April 25, 2001, the most recent practical date prior to the printing of this Proxy Statement, as reported by The Nasdaq National Market, and the per share exercise price for the respective options.

     (2) All options are for a term of ten years from the date of grant of common stock at an exercise price of $14.71 per share and exercisable cumulatively at the annual rate of one quarter of the number of underlying shares, commencing one year from the date of grant.

     (3) On April 12, 2001, Mr. Hawkins was also granted incentive stock options to purchase 25,000 shares under Novoste's Amended and Restated Stock Option Plan. This grant is not subject to shareholder approval.

     Consistent with its director compensation policies, Novoste anticipates that under the Stock Plan, it will grant non-employee directors, ten-year non-incentive options to purchase 5,000 shares of common stock promptly following the 2001 Annual Meeting of the Shareholders at an exercise price equal to the fair market value of the common stock on the date of the grant. These options will become first exercisable one year following the date of the grant.

     The affirmative vote of a majority of the total votes cast on the proposal will be required for approval of the Stock Plan.

     Your Board of Directors unanimously recommends a vote FOR the approval of the Novoste Corporation 2001 STOCK PLAN.

3.   APPROVAL OF AMENDMENT TO NOVOSTE'S EMPLOYEE STOCK PURCHASE PLAN

     General. On April 12, 2001 the Board of Directors amended the Company's Employee Stock Purchase Plan (the "Purchase Plan") which had been first adopted on March 30, 2000, to increase, subject to shareholder approval, the number of shares of Common Stock available thereunder by 150,000 to 250,000 (the "Purchase Plan Amendment"), a copy of which is attached to this Proxy Statement as Exhibit B.

            The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an "employee stock purchase plan" under Section 423 of the Code.

            As of the Record Date, employees have purchased an aggregate of 25,882 shares under the Purchase Plan.

     . Proposed Amendment. Purchase Plan Amendment provides for the increase in the number of shares of Common Stock available thereunder by 150,000 to 250,000.

        Presently, the Purchase Plan provides for a total of 100,000 shares of Common Stock to be available for purchase thereunder and as of the Record Date, 74,118 shares remain available for such purchase.

        To ensure that eligible employees continue to have the opportunity to acquire a proprietary interest in the Company through the purchases of its Common Stock, the Board believes it is necessary that further shares of Common Stock be made available for purchase under the Purchase Plan. The Board believes that an additional 150,000 shares of Common Stock should be sufficient for this purpose.

                            SUMMARY OF CURRENT PLAN

     . Administration. The Purchase Plan will be administered by a committee consisting of two or more executive officers of the Company as designated by the Board of Directors (the "Committee"). Subject to the provisions of the Purchase Plan, the Committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

     . Eligibility and Number of Shares. Up to 100,000 shares of Common Stock of the Company have been issued or are currently available for distribution under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. Shares delivered pursuant to the Purchase Plan may be acquired by purchase for the accounts of participants on the open market or in privately negotiated transactions by a registered securities broker/dealer selected by the Company (the "Agent"), by direct issuance from the Company (whether newly issued or treasury shares) or by any combination thereof.

        Any employee of the Company or, subject to approval by the Board of Directors, a parent or subsidiary corporation of the Company will be eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee is customarily employed for more than five months in any calendar year and is customarily employed at least 20 hours per week. "Purchase Period" means each quarter of the Company's fiscal year beginning on July 1, 2000. Commencing July 1, 2001, the "Purchase Period" shall mean each six-month period of the Company's fiscal year.

        Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form no later than the fifteenth day of the month immediately preceding the Purchase Period to which it relates. The enrollment form will authorize payroll deductions beginning with the first payday in such Purchase Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate.

        No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

        The Company currently has approximately 200 employees who are eligible to participate in the Purchase Plan.

     . Participation. An eligible employee who elects to participate in the Purchase Plan will authorize the Company to make payroll deductions of a specified whole percentage of the employee's gross cash compensation as defined in the Purchase Plan. A participant may, at any time during a Purchase Period, direct the Company to make no further deductions, as set forth in greater detail in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the participant may direct that the entire credit balance in the account be used to purchase Common Stock at the end of the Purchase Period or be paid to the participant, without interest, in cash. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

        Amounts withheld under the Purchase Plan will be held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of Common Stock of the Company as described below. No interest will be credited to a participant for amounts withheld.

     . Purchase of Stock. As of the last day of each Purchase Period, the amounts withheld for a participant in the Purchase Plan will be used to purchase shares of Common Stock of the Company. The purchase price of each share will be equal to the 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of Common Stock that can be purchased with such amounts at such price, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares or to receive the entire amount in cash. If some or all of such shares are acquired for the accounts of participants on the open market or in privately negotiated transactions, the Company will provide to the Agent such funds, in addition to the funds available from participants' payroll deductions, as may be necessary to permit the Agent to purchase that number of shares (including brokerage fees and expenses).

        No more than $25,000 in Fair Market Value (determined on the first day of the respective Purchase Periods) of shares of Common Stock may be purchased under the Purchase Plan of the Company and any parent or subsidiary corporation of the Company by any participant for each calendar year.

        If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.

        Shares of Common Stock acquired by each participant will be held in a general securities brokerage account maintained by the Agent for the benefit of all participants, with the Agent maintaining individual subaccounts for each participant. Each participant will be entitled to vote all shares held for the benefit of such participant in the general securities brokerage account. Certificates for the number of whole shares of Common Stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative to the Company. No certificates for fractional shares will be issued and any credit balance which is not sufficient to purchase a full share will be retained in the participant's subaccount for the subsequent Purchase Period. Upon closing of an account the participant will receive a cash distribution representing the full value of any fractional shares.

        Dividends on a participant's shares held in the general securities brokerage account will automatically be reinvested in additional shares of Common Stock of the Company. The Agent will commingle all dividends paid on all participants' shares held in the general securities brokerage account and will purchase on the open market, or in privately negotiated transactions, as soon as reasonably practicable after the receipt of the dividends, as many shares of Common Stock of the Company as can be acquired with such commingled dividends, and the purchase price of each such share (each, a "Reinvestment Share") is the average price paid by the Agent in purchasing all Reinvestment Shares for all participants with the proceeds of such dividend payment. There is allocated to each participant's individual subaccount such participant's pro rata portion of the shares purchased with the commingled funds. The Company pays all brokerage fees and expenses of the Agent in connection with the reinvestment of dividends.

     . Death, Disability, Retirement or Other Termination of Employment. If a participant's employment is terminated prior to the end of a Purchase Period for any reason, including death, permanent disability, or retirement, the entire balance in the participant's account will be applied to the purchase of shares as described above as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 30 days all amounts credited to his or her account.

     . Rights Not Transferable. The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

     . Amendment or Modification. The Board of Directors may at any time amend the Purchase Plan in any respect which shall not adversely affect the rights of participants pursuant to shares previously acquired under the Purchase Plan, provided that approval by the shareholders of the Company is required to (i) increase the number of shares to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and similar transactions), (ii) decrease the minimum purchase price, (iii) withdraw the administration of the Purchase Plan from the Committee, or (iv) change the definition of employees eligible to participate in the Purchase Plan.

     . Termination. All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of

        Directors, after 30 days' notice has been given to all participants. Upon termination of the Purchase Plan, shares of Common Stock will be purchased for participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase Common Stock will be refunded to the participants, as if the Purchase Plan were terminated at the end of a Purchase Period.

     . Federal Tax Considerations. Payroll deductions under the Plan will be made after taxes. Participants will not recognize any additional income as a result of participation in the Plan until the disposal of shares acquired under the Plan or the death of the Participant. Participants who hold their shares for more than 21 months after the end of the Purchase Period or die while holding their shares will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant or
        (ii) the excess of the fair market value of the shares on the first day of the Purchase Period over the purchase price paid by the participant. If the 21-month holding period has been satisfied when the participant sells the shares or if the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the transfer of such shares to the participant.

        Participants who dispose of their shares within 21 months after the shares were purchased will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

        Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of shares acquired under the Purchase Plan will be capital gain or loss.

     The affirmative vote of a majority of the total votes cast on the proposal will be required for approval of the Purchase Plan Amendment.

     The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Purchase Plan Amendment.

4. RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001

     The Audit Committee has recommended, and the Board has approved, the reappointment of Ernst & Young LLP as our independent auditors for the fiscal year 2001 subject to your approval. Ernst & Young has served as our independent auditors since 1992. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions. They also may make a statement. The work performed by Ernst & Young during 2000 and the related fees are set forth below.

     a.  Audit Fees

     Ernst & Young provided audit services to Novoste consisting of the annual audit of Novoste's 2000 consolidated financial statements and reviews of the financial statements in the 2000 Forms 10-Q. The fees paid to Ernst & Young for these services were $98,000.

     b.  Financial Information System Design and Implementation Fees

     Ernst & Young did not perform any financial information system design or implementation work for Novoste during 2000.

     c.  All Other Fees

     Ernst & Young provided various audit-related services to the Company, including consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans and procedures performed in connection with certain filings with the SEC. Ernst & Young also provided non-audit-related services, primarily consultation on tax-related matters. Fees for these services performed during 2000 are as follows:

        Audit-Related Services                  $20,842
        Non-Audit Related Services               70,008
                                                -------
                                                $90,850
                                                =======

     The affirmative vote of a majority of the total votes cast on the proposal will be required for the ratification and reappointment of Ernst & Young LLP as independent auditors.

     The Board of Directors unanimously recommends a vote FOR the approval of Ernst & Young's appointment as independent auditors for the fiscal year 2001.

                      NOMINEES FOR THE BOARD OF DIRECTORS

                                    CLASS II
                 DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2004


William A. Hawkins                                           Director since 1998

William A. Hawkins. Mr. Hawkins, age 47, was elected a Director of the Company in May 1998, and became President in June 1998 and Chief Executive Officer in April 1999. From April 1997 to May 1998, Mr. Hawkins was a Corporate Vice President of American Home Products Corporation and President of its Sherwood Davis & Geck division. From October 1995 until April 1997, Mr. Hawkins was President of Ethicon Endo-Surgery, Inc., a medical device subsidiary of Johnson & Johnson. From January 1995 to October 1995, Mr. Hawkins served as Vice President in charge of United States operations of Guidant Corporation and President of Devices for Vascular Intervention, a medical device company and a subsidiary of Guidant. Prior to joining Guidant, Mr. Hawkins held several positions with IVAC Corporation, a medical device company, most recently serving as President and Chief Executive Officer from 1991 until 1995. Mr. Hawkins serves on the Board of Directors of PharmaNetics, a Nasdaq-based company, Optimize, and The Innovation Factory. He is also a board member of the Georgia Biomedical Partnership. Mr. Hawkins holds a B.S. in Engineering and Biomedical Engineering from Duke University and an M.B.A. from the University of Virginia.

Donald C. Harrison, M.D.                                     Director since 1998

Donald C. Harrison, M.D. Dr. Harrison, age 65, was elected a Director of the Company in December 1998. He has been Professor of Medicine and Cardiology, University of Cincinnati, and Senior Vice President and Provost for Health Affairs, University of Cincinnati Medical Center, since 1986. Dr. Harrison has been a director of EP Technologies, Inc., InControl Inc. and SciMed Life Systems, Inc., and is a member of The Cardiology Advisory Panel of the Procter & Gamble Company. He is a past President of the American Heart Association and was Chief of Cardiology at Stanford University School of Medicine. Dr. Harrison holds an M.D. from University of Alabama School of Medicine and a B.S. in Chemistry from Birmingham Southern College. He is a member of the board of several start-up early stage companies including: Uterine Muscle Dysfunction
(UMD), Venturi, Inc., PI Medical, Enable Medical, AtriAire, Medical Education and Consultation, and Heart Stent.

                                   CLASS III
                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

Norman R. Weldon, Ph.D.                                      Director since 1992

Norman R. Weldon, Ph.D. Dr. Weldon, age 66, co-founded the Company and was Chairman of the Board from our capitalization in May 1992 until May 1998. Dr. Weldon is Treasurer and Managing Director of Partisan Management Group, a venture capital fund he co-founded in 1993. From 1986 until May 1996, Dr. Weldon served as President and Chief Executive Officer and as a Director of Corvita Corporation, a medical device company Dr. Weldon co-founded in 1986. In July 1996 Pfizer Inc. consummated its acquisition of Corvita. From 1979 to 1987, Dr. Weldon served as President and Chief Executive Officer of Cordis Corporation. From 1964 to 1979, Dr. Weldon served CTS Corporation in various capacities, including as its President and Chief Executive Officer beginning in 1976. Dr. Weldon received, from Purdue University, a Ph.D. in Economics, an M.S. in Industrial Management and a B.S. in Biochemistry. Dr. Weldon is the father of Mr. Thomas D. Weldon.

Thomas D. Weldon                                             Director since 1992

Thomas D. Weldon. Mr. Weldon, age 45, co-founded the Company and has served as a Director since our capitalization in May 1992. In June 1998, Mr. Weldon became Chairman of the Company. From May 1992 through March 1999, Mr. Weldon also served as Chief Executive Officer of the Company. In April 1999, he co-founded The Innovation Factory, a medical device venture, where he currently serves as Chairman. Mr. Weldon co-founded and was President, Chief Executive Officer and a Director of Novoste Puerto Rico Inc., a manufacturer of disposable cardiovascular medical devices, from 1987 to May 1992, prior to its sale. Previous responsibilities included management positions at Arthur Young & Company and Key Pharmaceuticals. Mr. Weldon received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Operations and Systems Management from Indiana University.

Charles E. Larsen                                            Director since 1992

Charles E. Larsen. Mr. Larsen, age 49, co-founded the Company and has served as a Director since our capitalization in May 1992. Currently, Mr. Larsen is a consultant to the Company and the Chief Executive Officer and a director of The Innovation Factory, a medical device venture that he co-founded in 1999. As an employee of Novoste Corporation, he served as Chief Operating Officer from 1992 until 1997, and then as Senior Vice President and Chief Technical Officer until 1999. Mr. Larsen co-founded and was Vice President and Director of Novoste Puerto Rico, Inc. from 1987 to May 1992. From 1983 through 1987, Mr. Larsen was a manager of manufacturing engineering at Cordis Corporation. Mr. Larsen received a B.S. in Mechanical Engineering from New Jersey Institute of Technology.

                                    CLASS I

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

J. Stephen Holmes                                            Director since 1992

J. Stephen Holmes. Mr. Holmes, age 58, has served as a Director of the Company since October 1992. He became President of Weck Closure Systems, a medical device company, in February 1998. For two years prior thereto, Mr. Holmes was Executive Manager of Saber Endoscopy, LLC, a medical device company he formed in February 1996. From 1992 through 1995, Mr. Holmes was a private investor, having founded several start-ups from 1979 through 1991, including Adler Instrument Company, Inc., SOLOS Ophthalmology, Inc. and SOLOS Endoscopy, Inc., which he founded in 1982, 1988 and 1990, respectively, and in which he sold his interests in 1988, 1991 and 1991, respectively. Mr. Holmes received a B.S. in Marketing from the University of Evansville.

Stephen I. Shapiro                                           Director since 1996

Stephen I. Shapiro. Mr. Shapiro, age 56, has served as a Director of the Company since October 1996. Mr. Shapiro previously served as a Director of the Company from August 1995 until his resignation in March 1996. Since 1999, he has been employed with two venture capital firms, Advanced Technology Ventures and Galen Associates. Beginning in 1982, he was a Managing Principal of The Wilkerson Group, now integrated into IBM's healthcare consulting group with clients in the health care industry. From 1970 to 1982, Mr. Shapiro held a variety of technical management and strategic planning positions with Union Carbide Clinical Diagnostics and Becton Dickinson and Company. Mr. Shapiro received a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.S. in Chemical Engineering from the University of California at Berkeley.

William E. Whitmer                                           Director since 1992

William E. Whitmer. Mr. Whitmer, age 68, has served as a Director of the Company since October 1992. He has also been a director of Interland Inc., a Nasdaq-listed company, since March 2000. Mr. Whitmer is a Certified Public Accountant and management consultant. From 1989 until 1992, he was a partner of Ernst & Young, having served as the Associate Managing Director of that firm's southern United States management consulting group. From 1968 through 1989, Mr. Whitmer was a partner of Arthur Young & Company, having served as the Managing Partner of its East and Southeast United States regions of the management consulting practice from 1975 through 1989. Mr. Whitmer received a B.A. in Economics from Denison University.

       INFORMATION RELATING TO THE BOARD OF DIRECTORS AND ITS COMMITTEES

     . Meetings of the Board of Directors: During 2000, there were seven (7) meetings of the Board of Directors. No director attended fewer than 75% of the aggregate number of meetings of the Board held during the period in 2000 in which he was a director and the total number of meetings held by all committees of the Board during the period in 2000 in which he served on such committees.

     . Committee Structure: The full Board considers all major decisions of the Company. At this time the Company has not yet established a policy with respect to the consideration of stockholder nominees to the Board of Directors. However, the Board has established the following two standing committees, each of which is composed entirely of outside directors, so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

        1. The Audit Committee (the "Audit Committee"), which was formed and became effective on March 29, 1996, is currently comprised of William E. Whitmer, Chairman, Pieter J. Schiller and Donald C. Harrison. The Audit Committee reviews the audit and financial procedures of the Company and recommends any changes with respect thereto to the Board of Directors. The Audit Committee met four (4) times during 2000.

        2. The Stock Option and Compensation Committee, which was formed and became effective on March 29, 1996, is currently comprised of J. Stephen Holmes, Chairman, and Stephen I. Shapiro. This Committee establishes compensation policies and approves compensation for the executive officers of the Company, as well as administers the Plan. This Committee met nine (9) times during 2000.

                           Compensation of Directors

     Directors who are employees of Novoste do not receive additional compensation for serving on the Board or its committees. Non-employee directors are reimbursed their expenses and receive a fee of $2,000 per Board meeting attended. Such directors who are members of a committee of the Board of Directors receive a fee of $2,000 annually per committee in which such director is a member, regardless of the number of committee meetings attended by such director during the course of the year.

     In addition, as partial compensation for director services rendered in 2000, in November 1999, the Board granted each of its non-employee directors a five-year non-incentive stock option to purchase 5,000 shares of our common stock at an exercise price of $13.75 per share. All of these options become exercisable at the earlier of March 31, 2001 or the date of the 2001 Annual Meeting. Vesting of these options ceases on such date as the option holder ceases to serve as a director.

     Novoste anticipates that if the Stock Plan is approved by the shareholders, Novoste will grant its non-employee directors five-year non-incentive stock options thereunder to purchase 5,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. All of these options will become exercisable on March 31, 2002. Vesting of these options ceases as of such date as the option holder ceases to serve as a director.

     As compensation for his serving as Chairman of the Board, Mr. Thomas Weldon received $25,000 in 2000 and in July 2000, received a five-year non-qualified stock option purchase an aggregate of 30,000 shares of common stock at $49.25 per share, which became exercisable at the rate of 10,000 shares annually commencing March 31, 2001, and in October 2000 received a five-year non-qualified stock option to purchase 10,000 shares of common stock at $22.50 per share, which becomes exercisable at the rate of 2,500 shares annually commencing October 19, 2001.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each director and nominee for election as director, (ii) each executive officer named in the Summary Compensation Table under "Executive Compensation" on page __ of this Proxy Statement and (iii) all executive officers and directors as a group:


----------------------------------------------------------------------------------------------------------------
                                                                                  Total
                                                                                Beneficial
Name                                                  Shares        Options     Ownership       Percentage (1)
----------------------------------------------------------------------------------------------------------------
Thomas D. Weldon(2)(3)                                 109,102        10,000       119,102             *
---------------------------------------------------------------------------------------------------------------
Charles E. Larsen                                      311,161         5,000       316,161           2.0%
----------------------------------------------------------------------------------------------------------------
Norman R. Weldon, Ph.D.(3)(4)                          240,571        15,000       255,571           1.6%
----------------------------------------------------------------------------------------------------------------
William A. Hawkins                                      36,769       333,750       370,519           2.2%
----------------------------------------------------------------------------------------------------------------
Michel Lussier                                             750        45,000        45,750             *
----------------------------------------------------------------------------------------------------------------
J. Stephen Holmes                                        2,000        20,500        22,500             *
----------------------------------------------------------------------------------------------------------------
William E. Whitmer                                       1,000        32,500        33,500             *
----------------------------------------------------------------------------------------------------------------
Stephen I. Shapiro                                       2,363        22,500        24,863             *
----------------------------------------------------------------------------------------------------------------
Pieter J. Schiller                                       8,218        17,500        25,718             *
----------------------------------------------------------------------------------------------------------------
Donald C. Harrison, M.D.                                 1,000        22,500        23,500             *
----------------------------------------------------------------------------------------------------------------
Cheryl R. Johnson                                       75,039        32,000       107,039             *
----------------------------------------------------------------------------------------------------------------
Richard diMonda                                             --        21,000        21,000             *
----------------------------------------------------------------------------------------------------------------
Adam G. Lowe                                                --        16,250        16,250             *
----------------------------------------------------------------------------------------------------------------
All executive officers and directors
as a group (18 persons)(5)                             763,382       641,625     1,405,007           8.4%
----------------------------------------------------------------------------------------------------------------

---------
(*)  Less than 1%.
(1) A person is deemed to be the beneficial owner of Common Stock that can be acquired within 60 days from April 23, 2001 upon the exercise of options, and that person's options are assumed to have been exercised (and the underlying shares of Common Stock outstanding) in determining such person's percentage ownership.
(2) Includes 2,500 shares held in trust for the benefit of Mr. Weldon's son and 2,500 shares held by Mr. Weldon as custodian for his nephew.
(3) Includes 27,571 shares held by The Weldon Foundation, Inc., a Florida not-for-profit corporation in which Thomas D. Weldon and Norman R. Weldon are directors. Mr. Weldon and Dr. Weldon disclaim beneficial ownership of all shares held by The Weldon Foundation, Inc.
(4) Includes 14,250 shares held by Dr. Weldon's spouse but excludes all shares held by Dr. Weldon's adult children, none of whom reside with Dr. Weldon.
(5) See notes 1, 2, 3 and 4 above. Also includes 2,980 shares of Common Stock and 48,125 shares of Common Stock that can be acquired within 60 days from April 23, 2001, upon exercise of options held by executive officers not named in the Summary Compensation Table below.

                            STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder returns for the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the JP Morgan Hambrecht & Quist Health Care-Excluding Biotechnology Index. The graph assumes the investment of $100 on May 23, 1996, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
                           AMONG NOVOSTE CORPORATION
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
         AND THE JP MORGAN H&Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX


                                                                     Cumulative Total Return
                                    ------------------------------------------------------------------------------------------
                                    5/23/96    6/96     9/96     12/96      3/97     6/97     9/97     12/97    3/98     6/98
                                    -------  -------  -------   -------   -------   ------   ------   ------   ------   ------
NOVOSTE CORPORATION                  100.00   70.54     94.64     94.64    107.14   116.96   118.75   160.71   185.27   157.59
NASDAQ STOCK MARKET (U.S.)           100.00   95.08     98.47    103.32     97.71   115.62   135.18   126.55   148.11   152.18
JP MORGAN H&Q HEALTHCARE-
  EXCLUDING BIOTECHNOLOGY            100.00   94.86    104.10    104.74     99.50   119.11   124.84   124.83   141.94   144.61

                                                                     Cumulative Total Return
                                    ------------------------------------------------------------------------------------------
                                     9/98    12/98      3/99      6/99      9/99    12/99     3/00     6/00     9/00    12/00
                                    ------   ------    ------    ------    ------   ------   ------   ------   ------   ------
NOVOSTE CORPORATION                  91.96   202.68    171.43    150.00    127.46   117.86   285.71   435.71   303.57   196.43
NASDAQ STOCK MARKET (U.S.)          137.32   178.44    200.12    218.91    224.36   331.60   372.20   323.65   297.82   199.35
JP MORGAN H&Q HEALTHCARE-
  EXCLUDING BIOTECHNOLOGY           127.66   151.67    144.51    148.29    128.09   132.52   140.62   170.79   189.71   207.30


        *$100 INVESTED ON 5/23/96 IN STOCK OR INDEX-
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of the following nonemployee directors: William E. Whitmer, the Audit Committee Chairman, Pieter J. Schiller, and Donald C. Harrison. The Board has made a determination that all of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit
     C. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

     Dated: April 25, 2001

                                       Members of the Audit Committee

                                       William E. Whitmer, Chairman
                                       Pieter J. Schiller
                                       Donald C. Harrison

                EXECUTIVE COMPENSATION:  REPORT OF STOCK OPTION
                           AND COMPENSATION COMMITTEE

     The Committee, comprised of two non-employee directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and shareholder return.

Compensation Philosophy

     The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of the compensation philosophy are:

     . The Company pays competitively relative to leading medical device companies with which the Company competes for talent.

     . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     . The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Compensation Program

     The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Committee considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

     Base salary. Each year the committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position, and
     (iii) performance judgments as to each individual's past and expected future contributions.

     The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

     Annual cash (short-term) incentives. The Company has a discretionary, annual cash incentive plan to provide a direct linkage between individual pay and accomplishing key annual corporate objectives.

     Target annual bonus awards are established for executive officers based upon peer group surveys and range from 30% to 50% of salary. Each officer who served in an executive capacity during and at the end of 2000, including the Chief Executive Officer, received a bonus for such service ranging in amount from approximately 27% to approximately 35% of base salary. The bonus award to the Chief Executive Officer for 2000 was approximately 35% of his base salary. In establishing the bonus amounts for 2000, the Committee considered the attainment of certain key overall corporate goals and objectives, focusing particularly on submission of a Premarket approval application to the FDA for the Beta-Cath(TM) System and commercial sales of the Beta-Cath(TM) System, and determined that the Company met 88% of its corporate goals and objectives. Each executive officer's 2000 bonus equaled 88% of their potential bonus.

     Equity-based incentive compensation. The Company's primary long-term incentive program consists of its employee stock option plan. This stock option plan generally utilizes a four-year vesting period (although some stock options granted to key executives contain performance-based criteria or accelerated vesting features) to encourage key executives to continue in the employ of the Company. Through stock option grants, executives receive significant equity incentives to build long-term shareholder value. With respect to incentive stock options, the exercise price of such options granted under this stock option plan is 100% of the fair market value of the underlying stock on the date of grant, and with respect to non-qualified stock options, the exercise price of such options granted under this stock option plan is no less than 85% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Common Stock appreciates over the long term.

     In 2000 the Committee granted stock options to all executive officers. In reaching its decisions, the Committee relied on its experience, the information gained in the hiring process for such officers, and the value of the officers' previously issued stock options.

     The Committee may also grant restricted stock awards to key executives. The restricted stock awards often contain a four-year vesting period similar in nature to the four-year vesting period for stock options. These stock awards are intended to provide the same equity incentives as stock options but with the added benefit of not requiring payment of an exercise price prior to ownership of the underlying stock. In 2000, the Committee granted the Chief Financial Officer a restricted stock award.

     Compliance with Internal Revenue Code Section 162(m)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

     Dated: April 25, 2001

                                     Respectfully submitted,

                                     The Stock Option and Compensation Committee

                                     J. Stephen Holmes, Chairman
                                     Stephen I. Shapiro

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued by us during 1998, 1999 and 2000 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who were serving as executive officers at the end of 2000 and whose compensation during 2000 exceeded $100,000:

                                                         Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                          Long-Term Compensation
                                   --------------------------------------------  ---------------------------------------------------
                                                                                                  Common Stock
Name And                                                        Other Annual      Restricted       Underlying         All Other
Principal Position                  Year   Salary      Bonus    Compensation     Stock Awards      Options (1)     Compensation (5)
------------------------------------------------------------------------------------------------------------------------------------
William A. Hawkins                   2000  307,010     112,350            --               --          50,000             3,500
  President and CEO                  1999  287,500      72,000            --         $518,750(3)       25,000             2,769
                                     1998  160,417      49,127       $91,635(2)       360,500(4)      460,000             2,056
------------------------------------------------------------------------------------------------------------------------------------
Michel Lussier                       2000  134,155      33,496        25,000               --           5,000             8,607(7)
  VP - European Operations           1999  139,493      43,248        31,341(6)            --          10,000            11,957(7)
                                     1998   33,343          --                             --          98,900
------------------------------------------------------------------------------------------------------------------------------------
Richard diMonda                      2000  143,938      40,425            --               --          18,500             2,357
  VP - Marketing & Clinical          1999  109,545      25,000            --               --          10,000             2,024
                                     1998   91,517      16,358            --               --          45,000             1,365
------------------------------------------------------------------------------------------------------------------------------------
Cheryl R. Johnson                    2000  144,388      38,955            --               --           5,000             2,652
  VP - Investor Relations            1999  130,500      28,000            --               --          30,000             2,060
                                     1998  114,795      31,763            --               --          20,000             2,017
------------------------------------------------------------------------------------------------------------------------------------
Adam G. Lowe                         2000  131,010      36,094            --               --          10,000             1,995
  VP - Quality & Regulatory          1999   71,635(8)       --            --               --          55,000               625
                                     1998       --          --            --               --              --                --
------------------------------------------------------------------------------------------------------------------------------------

--------------
(1) See "Stock Options" below for the exercise price and vesting terms of the options granted.
(2) Consists of reimbursement of moving and temporary living expenses.
(3) Consists of 25,000 restricted shares, with the value based upon the $20.75 per share closing sales price of our Common Stock on July 1, 1999. These shares contain restrictions which lapse at the annual rate of 8,333 shares, commencing July 1, 2000.
(4) Consists of 14,000 restricted shares, with the value based upon the $25.75 per share closing sale price of our Common Stock on June 1, 1998, the date on which Mr. Hawkins commenced employment, a condition of the award. These shares contain restrictions, which lapse at the annual rate of 3,500 shares, commencing June 1, 1999.
(5) Consists of employer contributions to the Defined Contribution 401(k) Plan.
(6) Consists of payments made to the Belgian social security system and a private pension plan.
(7) Consists of an automobile allowance.
(8) Mr. Lowe became an employee of Novoste on June 1, 1999.

Stock Options

     The following table sets forth certain information concerning options granted in 2000 to executive officers named in the Summary Compensation Table:

                             OPTION GRANTS IN 2000

---------------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value at
                                   Number of     % of Total                                 Assumed Annual Rates of
                                  Securities       Options                               Stock Price Appreciation for
                                  Underlying     Granted to    Exercise                         Option Term(2)
                                    Options     Employees in     Price    Expiration    -----------------------------
    Name                          Granted(1)     Fiscal Year   Per Share     Date            5%             10%
---------------------------------------------------------------------------------------------------------------------
William A. Hawkins                   50,000          5.1%         $20.75      2/4/11       $652,475        $1,653,50
--------------------------------------------------------------------------------------------------------------------
Michel Lussier                        5,000          0.5%         $22.50    10/20/11       $ 70,751        $  175,29
--------------------------------------------------------------------------------------------------------------------
Cheryl R. Johnson                     5,000          0.5%         $22.50    10/20/11       $ 70,751        $ 179,296
--------------------------------------------------------------------------------------------------------------------
Richard diMonda                       8,500          0.9%         $22.50    10/20/11       $358,470        $ 908,433
--------------------------------------------------------------------------------------------------------------------
Adam G. Lowe                         10,000          1.0%         $22.50    10/20/11       $151,501        $ 358,59?
--------------------------------------------------------------------------------------------------------------------

-------------
(1) All options become fully exercisable upon a Change of Control (as defined in our stock option plan covering employees). Each grant consists of ten-year options granted under the stock option plan covering employees, exercisable cumulatively at the annual rate of one quarter of the number of underlying shares, generally commencing one year from the date of grant.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, in option exercises are dependent on the time of such exercise and the future performance of the Common Stock.

Option Exercises and Holdings

     The following table sets forth certain information concerning the number and value realized of options exercised during 2000, and the number and value of unexercised options held as at December 31, 2000, by the individuals named in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN 2000 AND OPTION
                          VALUES AT DECEMBER 31, 2000

--------------------------------------------------------------------------------------------------------------------
                                                                Number of Unexercised        Value of Unexercised
                                                                      Options at           In-the-Money Options at
                                   Shares                         December 31, 2000         December 31, 2000/(1)/
                                 Acquired on                  --------------------------  --------------------------
Name                              Exercise    Value Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------------
William A. Hawkins                    25,000        $807,843      261,250        248,750   $1,546,875     $2,011,875
--------------------------------------------------------------------------------------------------------------------
Michael Lussier                       13,900        $446,190       45,000         55,000   $  710,625     $  818,125
--------------------------------------------------------------------------------------------------------------------
Cheryl R. Johnson                          0               0       25,334         34,166   $  183,100     $  246,250
--------------------------------------------------------------------------------------------------------------------
Richard diMonda                       14,000        $403,300       11,000         48,500   $  136,937     $  362,187
--------------------------------------------------------------------------------------------------------------------
Adam Lowe                             10,000        $244,598        3,750         51,250   $   25,625     $  186,875
--------------------------------------------------------------------------------------------------------------------

----------
 /(1)/   Based on the closing sale price of the Common Stock as of December 29,
          2000 ($27.50 per share) minus the applicable exercise price.

Employment Agreement with Chief Executive Officer

     William A. Hawkins has an employment agreement with the Company, under which he serves as President and Chief Executive Officer and reports to the Chairman.

     Under his employment agreement, Mr. Hawkins currently receives a base salary of $321,000 per year. Under his agreement, Mr. Hawkins also received stock options and restricted shares upon commencement of his employment. We have described these options and restricted shares in the "Summary Compensation Table" and "Stock Options" above.

     Under his employment agreement, Mr. Hawkins also is entitled to participate in the Company's discretionary annual incentive cash plan for executive officers, established to reward participating individuals for their contribution to the accomplishment of key annual corporate objectives. The amount of any bonus is determined at the discretion of the compensation committee.

     Mr. Hawkins' employment may be terminated for cause without any further liability to the Company. Mr. Hawkins' employment may also be terminated for unsatisfactory performance, which means termination following a vote of no confidence based upon his unsatisfactory performance of his employment duties by a majority of the whole Board (excluding Mr. Hawkins). Upon such a termination, Mr. Hawkins is entitled to a lump sum, cash severance payment within 60 days of the date of termination of employment equal to 240% of his annual base salary in effect on the date of termination of his employment. Based upon his current annual salary, this payment would aggregate $770,400. If Mr. Hawkins is terminated for unsatisfactory performance, he would also be entitled to acceleration of the vesting of his options and restricted shares to the extent described in "Stock Options" and the "Summary Compensation Table" above.

     The Company also may terminate Mr. Hawkins' employment for any other reason or no reason upon 30 days' prior written notice but subject to the severance payment described below.

     Mr. Hawkins' employment agreement also terminates upon his death or permanent disability. Mr. Hawkins may terminate his employment at any time on 90 days' notice to the Company and may also terminate his employment at any time for Good Reason. Good Reason means, subject to certain limitations:

     . a material breach of or default under the employment agreement by the Company, which is not cured within 30 days after receipt of written notice from Mr. Hawkins;

     . a material reduction in Mr. Hawkins' duties or a material interference with the exercise of Mr. Hawkins' authority by the Board (not arising from any disabling physical or mental disability Mr. Hawkins may sustain) which would be inconsistent with his position as President and Chief Executive Officer which is not remedied by the Board within 30 days after its receipt of written notice from Mr. Hawkins; or

     . a relocation of the Company's principal executive offices to a location whose distance is more than twenty-five (25) miles from its location at June 1, 1998, and which relocation was not approved by Mr. Hawkins.

     Upon termination of Mr. Hawkins' employment for any reason other than Cause or Unsatisfactory Performance or his termination of employment for Good Reason, Mr. Hawkins is entitled to a lump sum, cash severance payment within 60 days of the date of termination of employment equal to 360% of his annual base salary in effect on the date of termination of employment. Based upon his current annual salary, this payment would aggregate $1,155,600. Mr. Hawkins would also be entitled to the full acceleration of the vesting of his options and restricted shares as described in the Option Grant Table and Summary Compensation Table above.

                     SECTION 16 PROXY STATEMENT DISCLOSURE

Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that all of the Reporting Persons complied with all applicable Section 16 filing requirements, except for William A Hawkins, Edwin B. Cordell, Jr., Daniel G. Hall, Richard J. diMonda, Michel E. Lussier, Thomas D. Weldon, Robert N. Wood., Jr., Donald J. Webber, Douglas B. Schumer, Cheryl R. Johnson and Adam G. Lowe. With respect to each of these individual, their 2001 Form 5 was filed one day late, which disclosed one transaction for everyone except William A. Hawkins, whose 2001 Form 5 disclosed four transactions.

                                                                       EXHIBIT A


                              NOVOSTE CORPORATION
                                2001 STOCK PLAN

Section 1.  Purpose.
-------------------

     The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.  Definitions.
-----------------------

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any person or entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any person or entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     (g) "Company" shall mean Novoste Corporation, a Florida corporation, and any successor corporation.

     (h) "Director" shall mean a member of the Board.

     (i) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

     (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the Nasdaq Stock Market sm, the closing sales price on the immediately preceding trading date as reported on the Nasdaq Stock Market sm; provided, however, that if no closing sale price shall have been made within ten business days preceding such relevant date, or if deemed appropriate by the Committee for any reason, the Fair Market Value of such Shares shall be determined by the Committee. In no event shall the Fair Market Value of any Share be less than its par value.

     (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

     (n) "Other Stock Grant" shall mean any right granted under Section 6(e) of the Plan.

     (o) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

     (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     (q) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (r) "Person" shall mean any individual, corporation, partnership, association or trust.

     (s) "Plan" shall mean the Novoste Corporation 2001 Stock Plan, as amended from time to time, the provisions of which are set forth herein.

     (t) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

     (u) "Restricted Stock" shall mean any Shares granted under Section 6(c) of the Plan.

     (v) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

     (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     (x) "Shares" shall mean shares of Common Stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (y) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.
--------------------------

     (a) Power and Authority of the Committee.  The Plan shall be administered
         ------------------------------------
by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

     (b) Delegation.  The Committee may delegate its powers and duties under the
         ----------
Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

     (c) Power and Authority of the Board of Directors.  Notwithstanding
         ---------------------------------------------
anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards.
---------------------------------------

     (a) Shares Available.  Subject to adjustment as provided in Section 4(c) of
         ----------------
the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,250,000 and shall be subject to adjustment as provided herein and subject to the provisions of Section 422 or 424 of the Code or any successor provision. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

     (b) Accounting for Awards.  For purposes of this Section 4, if an Award
         ---------------------
entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments.  In the event that the Committee shall determine that any
         -----------
dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase Shares or other securities of the Company to all holders of common stock pro rata whether as a dividend or otherwise or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares
                                 --------  -------
covered by any Award or to which such Award relates shall always be a whole number.

     (d) Award Limitations Under the Plan.  No Eligible Person may be granted
         --------------------------------
any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 400,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5.  Eligibility.
-----------------------

     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.
------------------

     (a) Options.  The Committee is hereby authorized to grant Options to
         -------
Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

       (i)    Exercise Price.  The purchase price per Share purchasable under an
              --------------
Option shall be determined by the Committee, in its discretion; provided,
                                                                --------
however, that such purchase price of Incentive Stock Options shall be the  Fair
-------
Market Value of a Share on the date of grant of such Option.

       (ii)   Option Term.  The term of each Option shall be fixed by the
              -----------
Committee.

       (iii)  Time and Method of Exercise.  The Committee shall determine the
              ---------------------------
time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made; provided however, no Shares may be surrendered in payment of the exercise price
----------------
if originally issued to the Participant upon exercise of an option within six months of the date of the current exercise.

       (iv)  Reload Options.  The Committee may grant Reload Options, separately
             --------------
or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) of the Plan or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price as determined by the Committee in the grant of such Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

     (b) Stock Appreciation Rights.  The Committee is hereby authorized to grant
         -------------------------
Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, in the grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units.  The Committee is hereby
         -------------------------------------------
authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

       (i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units
           ------------
shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

       (ii) Stock Certificates.  Any Restricted Stock granted under the Plan
            ------------------
shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

       (iii)  Forfeiture.  Except as otherwise determined by the Committee, upon
              ----------
termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the
                                            --------  -------
Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

     (d) Performance Awards.  The Committee is hereby authorized to grant
         ------------------
Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

     (e) Other Stock Grants.  The Committee is hereby authorized, subject to the
         ------------------
terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

     (f) Other Stock-Based Awards.  The Committee is hereby authorized to grant
         ------------------------
to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine in connection with such Award.

     (g)  General.
          -------

       (i) No Cash Consideration for Awards.  Awards shall be granted for no
           --------------------------------
cash consideration or for such minimal cash consideration as may be required by applicable law.

       (ii) Awards May Be Granted Separately or Together.  Awards may, in the
            --------------------------------------------
discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

       (iii)  Forms of Payment under Awards.  Subject to the terms of the Plan
              -----------------------------
and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

       (iv) Limits on Transfer of Awards.  No Award (other than Other Stock
            ----------------------------
Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided,
                                                                   --------
however, that, if so determined by the Committee, a Participant may, in the
-------
manner established by the Committee, (a) transfer Awards (other than Incentive Stock Options) to family members by gift, (b) transfer any Award by domestic order to a family member or (c) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

       (v) Term of Awards.  The term of each Award shall be for such period as
           --------------
may be determined by the Committee.

       (vi) Restrictions; Securities Exchange Listing.  All Shares or other
            -----------------------------------------
securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.
--------------------------------------------------

     (a) Amendments to the Plan.  The Committee may amend, alter, suspend,
         ----------------------
discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

       (i) would violate the rules or regulations of the Nasdaq Stock Market sm or any securities exchange that are applicable to the Company; or

       (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

       (iii) decrease the grant or exercise price of any Option to less than Fair Market Value on the date of the grant; or

       (iv) increase the total number of shares of Common Stock that may be issued under the Plan.

     (b) Amendments to Awards.  The Committee may waive any conditions of or
         --------------------
rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

     (c) Correction of Defects, Omissions and Inconsistencies.  The Committee
         ----------------------------------------------------
may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.
-----------------------------------------------

     (a) Withholding.  In order to comply with all applicable federal or state
         -----------
income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     (b) Tax Bonuses.  The Committee, in its discretion, shall have the
         -----------
authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).
The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.
------------------------------

     (a) No Rights to Awards.  No Eligible Person, Participant or other Person
         -------------------
shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     (b) Award Agreements.  No Participant will have rights under an Award
         ----------------
granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

     (c) No Limit on Other Compensation Arrangements.  Nothing contained in the
         -------------------------------------------
Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment.  The grant of an Award shall not be construed
         ----------------------
as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law.  The validity, construction and effect of the Plan or
         -------------
any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Florida.

     (f) Severability.  If any provision of the Plan or any Award is or becomes
         ------------
or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created.  Neither the Plan nor any Award shall create
         ------------------------
or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares.  No fractional Shares shall be issued or
         --------------------
delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (i) Headings.  Headings are given to the Sections and subsections of the
         --------
Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.
---------------------------------------

     The Plan shall be effective as of April 12, 2001, subject to approval by the shareholders of the Company within one year thereafter.

Section 11.  Term of the Plan.
-----------------------------

     No Award shall be granted under the Plan after April 12, 2011 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

                                                                       EXHIBIT B


                              NOVOSTE CORPORATION

                         AMENDED AND RESTATED EMPLOYEE

                              STOCK PURCHASE PLAN

     1. Purpose and Scope of Plan. The purpose of this employee stock purchase plan (the "Plan") is to provide the employees of Novoste Corporation ("Novoste") with an opportunity to acquire a proprietary interest in Novoste through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of Novoste. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

     2.   Definitions.

     2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan.

          (a) "Affiliate" means any corporation that is a "parent corporation"
               ---------
              or "subsidiary corporation" of Novoste, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.

          (b) "Board of Directors" means the Board of Directors of Novoste.
               ------------------

          (c) "Code" means the Internal Revenue Code of 1986, as amended from
               ----
              time to time.

          (d) "Committee" means two or more Novoste's executive officers as
               ---------
              designated by the Board of Directors to administer the Plan under
              Section 13.

          (e) "Common Stock" means the common stock, par value $.01 per share
               ------------
              (as such par value may be adjusted from time to time), of Novoste.

          (f) "Company" means Novoste Corporation, a Florida corporation.
               -------

          (g) "Compensation" means the gross cash compensation (including wage,
               ------------
              salary, commission, and overtime earnings but excluding bonus and other special types of compensation and reimbursements) paid by Novoste or any Affiliate to a Participant in accordance with the terms of employment.

          (h) "Eligible Employee" means any employee of Novoste or an Affiliate
               -----------------
              whose customary employment is for more than five months in any calendar year and whose customary employment is at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be deemed, for purposes of Section 423(b)(3) of the Code, to own, after giving effect to the grant of any rights pursuant to this Plan, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Novoste.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
              amended.

          (j) "Fair Market Value" of a share of Common Stock as of any date
               -----------------
              means, if the Common Stock is listed on a national securities exchange or traded in the national market system, the closing price for such Common Stock on such exchange or national market system on the immediately preceding day on which the Common Stock was traded. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

          (k) "Participant" means an Eligible Employee who has elected to
               -----------
              participate in the Plan in the manner set forth in Section 4.

          (l) "Plan" means this Novoste Employee Stock Purchase Plan, as amended
               ----
              from time to time.

          (m) "Purchase Period" means each quarter of Novoste's fiscal year from
               ---------------
              July 1, 2000 to June 30, 2001. Commencing on July 1, 2001, the "Purchase Period" shall mean each six (6) month period of Novoste's fiscal year.

          (n) "Recordkeeping Account" means the account maintained in the books
               ---------------------
              and records of Novoste recording the amount withheld from each Participant through payroll deductions made under the Plan.

     3. Scope of the Plan. Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan commencing July 1, 2000, as hereinafter provided, but not more than 250,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock sold to Eligible Employees pursuant to this Plan may be shares acquired by purchase on the open market or in privately negotiated transactions, by direct issuance from Novoste (whether newly issued or treasury shares) or by any combination thereof. Novoste, during the term of the Plan, shall at all times reserve and keep available, such number of shares as shall be sufficient to satisfy the requirements of the Plan.

     4. Eligibility and Participation. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the cutoff date for such Purchase Period. The cutoff date is the 15th day of the month immediately preceding the Purchase Period. An Eligible Employee may elect to participate in the Plan by filing a subscription agreement and payroll deduction authorization form with the Novoste Stock Plan Administrator before the prescribed cutoff date for each Purchase Period. Regular payroll deductions from Compensation will begin with the first payday in such Purchase Period and continue until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

     5.   Amount of Common Stock Each Eligible Employee May Purchase.

     5.1. Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during any calendar year shall not exceed $25,000 (therefore, with a 15% discount, the maximum cash contribution can not exceed $21,250). If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

     5.2. The purchase price of each share of Common Stock sold pursuant to this Plan shall be the lesser of (a) or (b) below:

          (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period.

          (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

     6.   Method of Participation.

     6.1. Novoste shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by Novoste at any time prior to the date of purchase of such shares. Novoste contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.

     6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing a subscription agreement and payroll deduction authorization form. An Eligible Employee may elect to have any whole percent of Compensation withheld per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made prior to the prescribed cutoff date for each Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

     6.3. Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

     6.4. Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, retirement savings/401(k) plan or other employee welfare plan or program of Novoste.

     7.   Recordkeeping Account.

     7.1. Novoste shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 shall be credited to such Recordkeeping Accounts on each payday.

     7.2. No interest shall be credited to a Participant's Recordkeeping
          Account.

     7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account shall remain part of the general assets of Novoste.

     7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.

     8.   Right to Adjust Participation or to Withdraw.

     8.1. A Participant may, at any time during a Purchase Period, direct Novoste to make no further deductions from his or her future Compensation, subject to the limitation in Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall cease in accordance with the Participant's direction.

     8.2. Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.

     8.3. At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease. The Participant may direct that the entire credit balance in the Participant's Recordkeeping Account be used to purchase stock at the end of the Purchase Period or be paid to the Participant, without interest, in cash. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

     8.4. Notification of a Participant's election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with Novoste. Notification to increase or decrease deductions received before the prescribed cutoff date for each Purchase Period will become effective that Purchase Period.

     9.   Termination of Employment.   If a Participant's employment is
          terminated prior to the end of a Purchase Period for any reason, including death, permanent disability, or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as described above as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 30 days all amounts credited to his or her Recordkeeping Account.

     10.  Purchase of Shares.

    10.1. As of the last day of each Purchase Period, the entire credit balance in each Participant's Recordkeeping Account shall be used to purchase shares of Common Stock (subject to the limitations of Section
          5) unless the Participant has filed an appropriate form with Novoste in advance of that date (which elects to receive the entire credit balance in cash). No fractional shares shall be purchased; any credit balance which is not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Purchase Period.

    10.2. Shares of Common Stock acquired by each Participant shall be held in a general securities brokerage account maintained for the benefit of all Participants with a registered securities broker/dealer selected by the Company (the "Agent"). The Agent shall maintain subaccounts for each Participant in such general account to which shall be allocated such Participant's shares of Common Stock.

    10.3. Prior to the last day of each Purchase Period, Novoste shall determine whether some or all of the shares of Common Stock to be purchased as of the last day of such Purchase Period will be purchased by the Agent for the accounts of Participants on the open market or in privately negotiated transactions. If some or all of such shares are to be so purchased by the Agent, Novoste shall advise the Agent of the number of shares to be so purchased and shall provide to the Agent such funds, in addition to the funds available from Participants' Recordkeeping Accounts, as may be necessary to permit the Agent to so purchase such number of shares (including all brokerage fees and expense).

    10.4. Dividends with respect to a Participant's shares of Common Stock held in the account maintained by the Agent shall automatically be reinvested in additional shares of Common Stock. The Agent shall commingle all dividends paid on all Participants' shares held in the account and shall purchase on the open market, or in privately negotiated transactions, as soon as reasonably practicable after the receipt of the dividends, as many shares of Common Stock as can be acquired with such commingled dividends and the purchase price of each such Reinvestment Share shall be the average price paid by the Agent in purchasing all Reinvestment Shares for all Participants with the proceeds of such dividend payment. There shall be allocated to each Participant's individual account such Participant's pro rata portion of the Reinvestment Shares purchased with the commingled funds. Novoste shall pay all brokerage fees and expenses of the Agent in connection with the reinvestment of dividends.

    10.5. Each Participant shall be entitled to vote all shares held for the benefit of such Participant in the account maintained by the Agent.

    10.6. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her, registered in the form directed by the Participant, only upon the request of the Participant or his or her representative. Any such request shall be made by filing an appropriate form with Novoste.

     11. Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of Novoste with respect to shares of Common Stock under the Plan, including the right to receive any dividends which may be declared by Novoste, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to the account maintained by the Agent for the Participant's benefit or certificates have been issued to the Participant, both as provided in Section 10.

     12. Rights Not Transferable. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

     13. Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties. All costs, taxes and expenses incurred in administering the Plan shall be paid by Novoste. Any costs, taxes and expenses applicable to the Participant's account shall be charged or credited to the Participant's account by Novoste.

     14. Adjustment upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

     15. Registration of Certificates. Stock certificates to be issued and delivered upon the request of the Participant or his or her representative, as provided in Section 10.6, shall be, registered in the name of the Participant, or jointly, as joint tenants with the right of survivorship, in the name of the Participant and another person, as the Participant or his or her representative may direct on an appropriate form filed with Novoste.

     16. Amendment of Plan. Novoste expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. Novoste reserves, however, the right at any time to amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

     17. Effective Date of Plan. This Plan shall consist of an offering commencing July 1, 2000, and continuing on a quarterly basis through June 30, 2001; then commencing on July 1, 2001 on a six (6) month basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be purchased for Participants in accordance with Section 10.1, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

     18. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of Novoste under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. All such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the Nasdaq National Market, covering the shares of Common Stock under the Plan upon official notice of issuance.

    19.   Miscellaneous.

    19.1. This Plan shall not be deemed to constitute a contract of employment between Novoste and any Participant, nor shall it interfere with the right of Novoste to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

    19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

    19.3. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.

    19.4. Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay Novoste a cash amount equal to the amount of any required withholdings.

                                                                       EXHIBIT C

                              NOVOSTE CORPORATION

                            AUDIT COMMITTEE CHARTER
                                  MAY 11, 2000

ORGANIZATION
------------

     The board of directors shall establish an audit committee, comprised of at least three directors appointed by the chairman of the board. Members of this committee shall be independent of the management of the corporation (independence is defined by NASD rules), and free of any relationships that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as audit committee members. All committee members will be financially literate to enable them to effectively exercise their responsibilities, and at least one member of the committee will have prior employment experience in a financial or accounting position or senior executive role with financial oversight.

STATEMENT OF POLICY
-------------------

     The audit committee shall provide assistance to the board of directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the corporation, the quality and integrity of the financial reports and financial management of the corporation, and the legal compliance and ethics programs established by management and the board. It is the responsibility of the audit committee to maintain free and open communication between the directors, independent auditors, and financial management of the corporation.

RESPONSIBILITIES
----------------

     The primary responsibility of the audit committee is to oversee the corporation's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the corporation's financial statements, and the independent auditors are responsible for auditing those financial statements.

     The audit committee intends for its policies and procedures to be flexible in order to react to changing conditions, and to ensure the directors and shareholders that the corporation's accounting and reporting practices are in accordance with all requirements and are of the highest quality.

     To fulfill its responsibilities, the committee will

     . Have this charter approved by the board of directors, reassess it on an annual basis, and revise it as necessary.

     . Determine that executive management provides the leadership and emphasis needed to achieve the appropriate level of financial management for the corporation.

     . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation.

     . Have a clear understanding with management and the independent auditors that the latter are ultimately accountable to the board of directors and audit committee for services rendered to the corporation.

     . Obtain annually a written communication from the independent auditors delineating all of their relationships and professional services as required by the Independence Standards Board Standard No. 1. In addition, the committee will discuss with the auditors any services that might have an effect on their independence and objectivity.

     . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit each year and the audit procedures to be followed, and at the conclusion of each audit review the results including any comments and recommendations of the independent auditors.

     . Discuss the schedule and scope of the quarterly reviews of the financial statements. Have an understanding with the independent auditors that they will communicate any matters covered by SAS No. 61, Communications with Audit Committees, relating to interim financial information to the audit committee prior to the filing of Form 10-Q.

     . Review with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the corporation and receive any recommendations for improvement in these procedures and controls where necessary or desirable. Further, discuss with management, legal counsel, and the independent auditors the corporation's systems to monitor and manage legal compliance and ethics programs.

     . Discuss with the independent auditors and management the auditor's judgments about the quality, not just the acceptability, of the accounting principles used in preparing the financial statements. This discussion should include such matters as the consistency of application of accounting policies and the clarity, consistency, and completeness of the accounting information contained in the financial statements and related disclosures. Among the issues to be covered are:

        -  selection of new or changes to accounting policies
        -  estimates, judgments, and uncertainties
        -  unusual transactions
        - accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded

     . Provide the opportunity for the independent auditors to meet with the audit committee without members of management present. Among matters that might be discussed at this meeting are the independent auditor's evaluation of the overall effectiveness of the corporation's financial management, the cooperation that the auditors received during the audit, and any other issues that the auditors or the audit committee believes should be addressed.

     . Upon completion of these reviews and discussions with management and the independent auditors, the audit committee will prepare a report that states it has

        - reviewed and discussed the audited financial statements with management,
        -  discussed with the independent auditors the matters required to be covered by SAS No. 61, Communications with Audit Committees, and
        -  received written disclosure from the auditors regarding auditors'
           independence and discussed such disclosures with the auditors.

     Based on the reviews and discussions described in this paragraph, the audit committee report will state that it recommends to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K.

     This report will be included in the company's proxy statement.

  . Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

  . Present a summary of matters covered at each audit committee meeting to the board of directors.

                        Please date, sign and mail your
                      Proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                              NOVOSTE CORPORATION

                                 June 14, 2001





                Please Detach and Mail in the Envelope provided

[X] Please mark your                                                   |
    votes as in this                                                   |
    example                                                            |______


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3) AND (4) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

                            FOR     WITHHELD
(1) Election of two (2)     [_]       [_]       Nominees: Class II
    Class II Directors to                                 William A. Hawkins
    serve until the 2004                                  Donald C. Harrison
    Annual Meeting of
    Shareholders.

For, except withheld from the following nominee(s):

                                                           FOR  AGAINST  ABSTAIN
(2) To approve the Novoste Corporation 2001 Stock Plan.    [_]    [_]      [_]

(3) To approval an amendment to the Novoste Corporation    [_]    [_]      [_]
    Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under that Plan from 100,000 to 300,000 shares.

(4) To ratify the reappointment of Ernst & Young LLP as    [_]    [_]      [_]
    independent auditors of the Company of the year ending December 31, 2001.

(5) Upon any and all such other business as may properly come before the Annual meeting or any adjournment or postponement thereof.


This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), (3) and (4) above unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE(S):                                                  DATE:        2001
              -----------------------------------------------        ------
Note: Executors, Administrators, trustees, etc. should give full title.

                                     Proxy
                              NOVOSTE CORPORATION

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas D. Weldon and William A. Hawkins, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Novoste Corporation on June 14, 2001 and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

Please complete, date and sign on the reverse side and mail in the enclosed envelope.